                                                                     EXHIBIT 4.2
--------------------------------------------------------------------------------

                            EXPRESSJET HOLDINGS, INC.

                                       And


                          MELLON INVESTOR SERVICES LLC



                                  Rights Agent



                                RIGHTS AGREEMENT



                         Dated as of ____________, 2001







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                                TABLE OF CONTENTS


Section 1.        Certain Definitions.............................................................................1
Section 2.        Appointment of Rights Agent....................................................................11
Section 3.        Issue of Right Certificates....................................................................11
Section 4.        Form of Right Certificates.....................................................................14
Section 5.        Countersignature and Registration..............................................................15
Section 6.        Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated,
                  Destroyed, Lost or Stolen Right Certificates...................................................16
Section 7.        Exercise of Rights; Exercise Price; Expiration Date of Rights..................................17
Section 8.        Cancellation and Destruction of Right Certificates.............................................19
Section 9.        Status and Availability of Preferred Shares....................................................20
Section 10.       Preferred Shares Record Date...................................................................21
Section 11.       Adjustment of Exercise Price, Number of Shares or Number of Rights.............................21
Section 12.       Certificate of Adjustment......................................................................33
Section 13.       Consolidation, Merger or Sale or Transfer of Assets or Earning Power...........................33
Section 14.       Fractional Rights and Fractional Shares........................................................35
Section 15.       Rights of Action...............................................................................37
Section 16.       Agreement of Right Holders.....................................................................38
Section 17.       Right Certificate Holder Not Deemed a Stockholder..............................................39
Section 18.       Concerning the Rights Agent....................................................................40
Section 19.       Merger or Consolidation or Change of Name of Rights Agent......................................41
Section 20.       Duties of Rights Agent.........................................................................42
Section 21.       Change of Rights Agent.........................................................................46

Section 22.       Issuance of New Right Certificates.............................................................48
Section 23.       Redemption.....................................................................................48
Section 24.       Exchange.......................................................................................50
Section 25.       Notice of Certain Events.......................................................................52
Section 26.       Notices........................................................................................53
Section 27.       Supplements and Amendments.....................................................................54
Section 28.       Successors.....................................................................................56
Section 29.       Benefits of this Agreement.....................................................................56
Section 30.       Severability...................................................................................56
Section 31.       Governing Law..................................................................................56
Section 32.       Counterparts...................................................................................57
Section 33.       Descriptive Headings...........................................................................57
Section 34.       Administration.................................................................................57
Section 35.       Additional Agreement...........................................................................57

                                      -ii-


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                                RIGHTS AGREEMENT

                  Rights Agreement (this "Agreement"), dated as of ____________, 2001 between ExpressJet Holdings, Inc., a Delaware corporation (the "Company"), Mellon Investor Services LLC, a New Jersey limited liability company (the "Rights Agent"), and Continental Airlines, Inc., a Delaware corporation ("Continental") (for purposes of Sections 27, 29 and 35 of this Agreement).

                  The Board of Directors of the Company has authorized and declared a dividend of one preferred share purchase right (a "Right") for each Common Share (as hereinafter defined) outstanding at the Close of Business on _____________, 2001 (the "Record Date"), and has authorized the issuance of one Right with respect to each additional Common Share that shall become outstanding between the Record Date and the earliest of the Close of Business on the Distribution Date, the Redemption Date and the Close of Business on the Final Expiration Date (as such terms are hereinafter defined), and certain additional Common Shares that shall become outstanding after the Distribution Date as provided in Section 22 of this Agreement, each Right representing the right to purchase one one-thousandth of a Preferred Share (as hereinafter defined), or such different amount or kind of securities as is herein provided upon the terms and subject to the conditions herein set forth.

                  Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereto hereby agree as follows:

                  Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

                  "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of Common Shares representing 15% or more (or, if such Person is an Institutional Investor, 20% or more) of the Voting Power of the Common Shares of the Company then outstanding. Notwithstanding the foregoing, no Person shall (1) be or become an Acquiring Person if such Person is an Exempt Person (so long as such Person remains an Exempt Person), (2) become an Acquiring Person as the result of (A) an acquisition of Common Shares by the Company or (B) the conversion of Class B Common Shares into Class A Common Shares, which, by reducing the number or Voting Power of Common Shares outstanding, increases the Voting Power of the Common Shares beneficially owned by such Person to 15% or more (or, if such Person is an Institutional Investor, 20% or more) of the Voting Power of the Common Shares of the Company then outstanding; provided, however, that if a Person shall so become the Beneficial Owner of Common Shares representing 15% or more (or, if such Person is an Institutional Investor, 20% or more) of the Voting Power of the Common Shares of the Company then outstanding by reason of the acquisition of Common Shares by the Company or the conversion of Class B Common Shares into Class A Common Shares, and shall, after such share purchases by the Company or such conversion, purchase or otherwise take action to cause it to become the Beneficial Owner of Common Shares representing an additional 1% of the Voting Power of the Common Shares of the Company then outstanding, then such Person shall be an Acquiring Person, (3) become an Acquiring Person if (A) such Person becomes the Beneficial Owner of Common Shares representing 15% or more (or, if such Person is an Institutional Investor, 20% or more) of the Voting Power of the Common Shares then outstanding solely as the result of an adjustment to the Voting Power of the Common Shares beneficially owned by such Person due to the application of Article Four or Article Eight of the Restated Certificate of Incorporation and related provisions of the Company's bylaws and
(B) immediately prior to such adjustment, such Person did not beneficially own Common Shares representing 15% or more (or, if such Person is an Institutional


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

Investor, 20% or more) of the Voting Power of the Common Shares then outstanding; provided, however, that if a Person shall so become the Beneficial Owner of Common Shares representing 15% or more (or, if such Person is an Institutional Investor, 20% or more) of the Voting Power of the Common Shares of the Company then outstanding by reason of such adjustment, and shall, after such adjustment, purchase or otherwise take action to cause it to become the Beneficial Owner of Common Shares representing an additional 1% of the Voting Power of the Common Shares of the Company then outstanding, then such Person shall be an Acquiring Person, or (4) be or become an Acquiring Person if the Board of Directors determines in good faith that a Person who would otherwise be an Acquiring Person, as defined pursuant to the foregoing provisions of this paragraph, has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an Acquiring Person, as defined pursuant to the foregoing provisions of this paragraph, then such Person shall not be an Acquiring Person for any purposes of this Agreement. Notwithstanding any of the foregoing, in the event that the Board of Directors determines in good faith that a Person no longer meets the requirements set forth in the definition of "Institutional Investor," then such Person shall as promptly as practicable divest itself of a sufficient number of Common Shares so that such Person beneficially owns Common Shares representing less than 15% of the Voting Power of the Common Shares then outstanding. If the Board of Directors determines in good faith that such Person does not divest itself of Common Shares in accordance with the requirements set forth in the prior sentence, then such Person shall be or become an "Acquiring Person" for any and all purposes of this Agreement.

                  "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule l2b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement.

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                  "Approved Affiliate" shall mean, with respect to a Person, one or more of the Affiliates of that Person that becomes such with the prior approval of that Person.

                  A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

                        (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

                        (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time or the satisfaction of one or more conditions) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), written or otherwise, or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be the Beneficial Owner of, or beneficially own, securities tendered pursuant to a tender or exchange offer made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be the Beneficial Owner of, or beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule l3D under the Exchange Act (or any comparable or successor report); or (C) "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement); or

                        (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), written or otherwise, for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to section (B) of the immediately preceding paragraph (ii)) or disposing of any securities of the Company.

                  Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase "then outstanding," when used with reference to a Person's Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

                  "Board of Directors" means the board of directors of the Company.

                  "Business Day" shall mean any day other than a Saturday, Sunday, holiday or a day on which banking institutions in the City of Houston, Texas or the State of New Jersey are authorized or obligated by law or executive order to close.

                  "CAL" shall mean Continental and its Controlled Affiliates and its Approved Affiliates.

                  "Capacity Purchase Agreement" shall mean that certain Capacity Purchase Agreement, dated as of January 1, 2001, among the Company, Continental and ExpressJet Airlines, Inc., a Delaware corporation and a wholly owned subsidiary of the Company.

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

                  "Class A Common Shares" shall mean shares of the Class A Common Stock, par value $.01 per share, of the Company.

                  "Class B Common Shares" shall mean shares of the Class B Common Stock, par value $.01 per share, of the Company.

                  "Close of Business" on any given date shall mean 5:00 p.m., central time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., central time, on the next succeeding Business Day.

                  "Common Shares" when used with reference to the Company shall mean the Class A Common Shares and Class B Common Shares. "Common Shares" when used with reference to any Person other than the Company (or, in the event of a transaction referred to in Section 13 hereof, if the Company is the surviving corporation or the successor when thereafter used with reference to the Company) shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

                  "common stock equivalents" shall have the meaning set forth in
Section 11(a)(iii)(B)(3) hereof.

                  "Continental" shall have the meaning set forth in the recitals hereof.

                  "Continuing Directors" shall mean those directors who were members of the Board of Directors of the Company at the time the Company entered into this Agreement and any director who subsequently becomes a member of the Board of Directors, if such director's nomination for election or appointment to the Board of Directors is recommended or approved by the majority vote of the Continuing Directors then in office.


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                  "Control" (including "controlled by") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

                  "Controlled Affiliate" shall mean, with respect to a Person, one or more of the Affiliates of that Person that is directly or indirectly controlled by that Person.

                  "Current Value" shall have the meaning set forth in Section 11(a)(iii)(A)(1) hereof.

                  "Distribution Date" shall have the meaning set forth in
Section 3(a) hereof.

                  "equivalent preferred shares" shall have the meaning set forth in Section 11(b) hereof.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Exchange Ratio" shall have the meaning set forth in Section 24(a) hereof.

                  "Exempt Person" shall mean (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or any Subsidiary of the Company, (iv) any entity holding Common Shares for or pursuant to the terms of any such employee benefit plan, (v) CAL, until the end of the Term (as defined in the Capacity Purchase Agreement), unless at such time CAL beneficially owns Common Shares representing at least 5% of the Voting Power of the Common Shares then outstanding, in which case until such time as CAL ceases to beneficially own Common Shares representing at least 5% of the Voting Power of the Common Shares then outstanding and (vi) subject to the remainder of this paragraph, any Person who or which, together with its Affiliates or Associates (collectively, an "Exempt Recipient"), becomes the Beneficial Owner of Common Shares representing 15% or more of the Voting Power of the Company then outstanding as a result of any action by or transaction with CAL with respect to the Common Shares of which CAL is the Beneficial Owner (an "Exempt Transaction"). The highest percentage of Voting Power of the Common Shares beneficially owned by an Exempt Recipient immediately



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

following any Exempt Transaction is hereafter referred to as the "Permitted Percentage" with respect to such Exempt Recipient. The Permitted Percentage with respect to an Exempt Recipient will automatically be reduced (but not below 14% (19% if such Person is an Institutional Investor) of the Voting Power of the Common Shares of the Company then outstanding) if such Exempt Recipient ceases to beneficially own any of such Common Shares or the Voting Power of the Common Shares beneficially owned by such Exempt Recipient otherwise decreases, and increased as necessary upon (i) the acquisition of Common Shares by the Company,
(ii) the conversion of Class B Common Shares into Class A Common Shares or (iii) an adjustment to the Voting Power of the Common Shares beneficially owned by such Person due to the application of Article Four or Article Eight of the Restated Certificate of Incorporation and related provisions of the Company's bylaws. An Exempt Recipient shall cease to be an Exempt Person at any time such Exempt Recipient purchases or otherwise takes action causing it to become the Beneficial Owner of Common Shares representing an additional 1% of the Voting Power of the Common Shares of the Company above the Permitted Percentage then applicable to such Exempt Recipient. In determining the percentage of the Voting Power of the Common Shares beneficially owned by an Exempt Recipient, the Company may rely on information set forth in or derived from any Schedule on file with the Securities and Exchange Commission pursuant to the requirements of Rule 13d-1 under the Exchange Act filed by such Exempt Recipient.

                  "Exercise Price" shall have the meaning set forth in Section 7(b).

                  "Final Expiration Date" shall mean _____________, 2011.

                  "Institutional Investor" shall mean a Person who has a
Schedule 13G on file with the Securities and Exchange Commission pursuant to the requirements of Rule 13d-1 under the


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

Exchange Act with respect to its holdings of the Company's voting securities ("Schedule 13G"), so long as (i) such Person is principally engaged in the business of managing investment funds for unaffiliated securities investors and, as part of such Person's duties as agent for fully managed accounts, holds or exercises voting or dispositive power over Common Shares, (ii) such Person acquires Beneficial Ownership of Common Shares pursuant to trading activities undertaken in the ordinary course of such Person's business and not with the purpose nor the effect, either alone or in concert with any Person, of exercising the power to direct or cause the direction of the management and policies of the Company or of otherwise changing or influencing the control of the Company, nor in connection with or as a participant in any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b) of the Exchange Act and (iii) if such Person is a Person included in Rule 13d-1(b)(1)(ii) of the Exchange Act, such Person is not obligated to, and does not, file a Schedule 13D with respect to the securities of the Company.

                  "Person" shall mean any individual, firm, corporation, partnership, limited partnership, limited liability partnership, business trust, limited liability company, unincorporated association, or joint venture or other entity, and shall include any successor (by merger or otherwise) of such entity.

                  "Preferred Shares" shall mean the shares of Series A Junior Participating Preferred Stock, par value $.01 per share, of the Company having such rights and preferences as are set forth in the form of Certificate of Designation set forth as Exhibit A hereto, as the same may be amended from time to time.

                  "Record Date" shall have the meaning set forth in the recitals hereof.

                  "Redemption Date" shall have the meaning set forth in Section 23 hereof.



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


                  "Redemption Price" shall mean $.001 per Right, appropriately adjusted to reflect any stock split, stock dividend, or similar transaction occurring after the date hereof.

                  "Required Board Vote" shall mean approval of an action by the Board of Directors by the affirmative vote of two-thirds of the Whole Board, including the affirmative vote of two-thirds of the Continuing Directors then in office; provided that with respect to any action to amend, eliminate or otherwise change clause (v) of the definition of Exempt Person or to change this definition of "Required Board Vote," the term "Required Board Vote" shall mean, until the end of the Term (as defined in the Capacity Purchase Agreement), unless at such time CAL beneficially owns Common Shares representing at least 5% of the Voting Power of the Common Shares then outstanding, in which case until such time as CAL ceases to beneficially own Common Shares representing at least 5% of the Voting Power of the Common Shares then outstanding, approval of such action by the unanimous affirmative vote of the Whole Board.

                  "Restated Certificate of Incorporation" shall mean the Company's Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on ____________, 2001, as the same may be amended from time to time.

                  "Right Certificate" shall mean a certificate evidencing a Right in substantially the form of Exhibit B hereto.

                  "Rights Agent" shall have the meaning set forth in the recitals hereof.

                  ."Section 11(a)(ii) Trigger Date" shall have the meaning set forth in Section 11(a)(iii) hereof.

                  "Section 13 Trigger Date" shall have the meaning set forth in
Section 13 hereof.

                  "Shares Acquisition Date" shall mean the earlier of the date of (i) the public announcement by the Company or an Acquiring Person that an Acquiring Person has become such


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

or (ii) the public disclosure of facts by the Company or an Acquiring Person indicating that an Acquiring Person has become such.

                  "Spread" shall have the meaning set forth in Section 11(a)(iii)(A) hereof.


                  "Subsidiary" of any Person shall mean any Person of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

                  "Substitution Period" shall have the meaning set forth in
Section 11(a)(iii) hereof.

                  "Summary of Rights" shall mean the Summary of Rights to Purchase Preferred Shares in substantially the form of Exhibit C hereto.

                  "Voting Power" shall mean the total number of votes entitled to be cast by the holders of the Common Shares of the Company then outstanding taking into account the operation of Article Four and Article Eight of the Restated Certificate of Incorporation and related provisions of the Company's bylaws.

                  "Whole Board" shall mean the total number of authorized directors regardless of whether there exist any vacancies in such authorized directorships.

                  Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents, as it may deem necessary or desirable. The Rights Agent shall have no duty to supervise, and in no event shall be liable for, the acts or omissions of any such co-Rights Agent.



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

                  Section 3. Issue of Right Certificates.

                  (a) Until the earlier of (i) the tenth day after the Shares Acquisition Date or (ii) the tenth Business Day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than an Exempt Person) of, or of the first public announcement of the intention of any Person (other than an Exempt Person) to commence, a tender or exchange offer the consummation of which could result in any Person becoming an Acquiring Person (such earlier date being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates other than for purposes of this Section 3 and any provision of this Agreement referring to the issuance or distribution of Right Certificates) and not by separate Right Certificates, and (y) the Rights (and the right to receive Right Certificates) will be transferable only in connection with the transfer of Common Shares. As soon as practicable after the Company has notified the Rights Agent in writing of the occurrence of the Distribution Date, and if such notification is given orally, the Company shall confirm the same in writing on or prior to the Business Day next following, the Company will prepare and execute, (and, if at such time, the Rights Agent is not also the Company's transfer agent, provide the Rights Agent with a list of stockholders (together with all other necessary information)), the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send at the expense of the Company) by first-class, insured, postage-prepaid mail (or such other method of delivery selected by the Company), to each record holder of Common Shares as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate evidencing one Right for each Common

Share so held (subject to adjustment as provided in this Agreement). Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

                  (b) On the Record Date, or as soon as practicable thereafter, the Company will send a copy of the Summary of Rights by first-class, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates representing Common Shares outstanding as of the Record Date, until the Close of Business on the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof, together with a copy of the Summary of Rights attached thereto. Until the Close of Business on the Distribution Date (or the earlier of the Redemption Date or the Close of Business on the Final Expiration Date), the surrender for transfer of any certificate for Common Shares outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares evidenced thereby.

                  (c) Certificates for Common Shares which become outstanding (including, without limitation, reacquired Common Shares referred to in the last sentence of this paragraph (c)) after the Record Date but prior to the earliest of the Close of Business on the Distribution Date, the Redemption Date or the Close of Business on the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them substantially the following legend:

                  This certificate also evidences and entitles the holder hereof to certain rights (the "Rights") as set forth in the Rights Agreement between ExpressJet Holdings, Inc. and Mellon Investor Services LLC, dated as of ____________, 2001 as it may from time to time be amended or supplemented pursuant to its terms (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference. A copy of the Rights Agreement is on file at the principal executive offices of ExpressJet Holdings, Inc. Under certain circumstances set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Mellon Investor Services LLC will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, Rights that are or were acquired or beneficially owned by Acquiring Persons (as defined in the Rights Agreement) may become null and void.

With respect to such certificates containing the foregoing legend, until the Close of Business on the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the Close of Business on the Distribution Date, any Rights associated with such Common Shares shall be canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares that are no longer outstanding.

                  Section 4. Form of Right Certificates. The Right Certificates (and the forms of election to purchase Preferred Shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate, provided that such marks, legends, summaries and endorsements do not affect the rights, duties or responsibilities of the Rights Agent and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the other provisions of this Agreement, the Right Certificates shall entitle the holders thereof to purchase such number of one one-thousandths of a Preferred Share as shall be set forth therein at the Exercise Price, but the number of one one-thousandths of a Preferred Share and the Exercise Price shall be subject to adjustment as provided herein.

                  Section 5. Countersignature and Registration. The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, any of its Vice Presidents, or its Treasurer, either manually or by facsimile signature; shall have affixed thereto the Company's seal or a facsimile thereof; and shall be attested by the Secretary or any Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Agent shall countersign the Right Certificates, either manually or by facsimile signature, and the Right Certificates shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates may nonetheless be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

                  Following the Distribution Date and receipt by the Rights Agent of written notice to that effect and all other relevant information, the Rights Agent will keep or cause to be kept, at its office designated for such purpose, books for registration of the transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the


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

Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

                  Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.

                        (a) Subject to the provisions of Section 14 hereof, at any time after the Close of Business on the Distribution Date, and prior to the earlier of the Redemption Date or the Close of Business on the Final Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become null and void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-thousandths of a Preferred Share as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have properly completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Rights Agent shall request. Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient for any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates. The Rights Agent shall have no duty or obligation under this
Section 6 or any other similar provision of this Agreement unless and until it is satisfied that all such taxes and/or governmental charges have been paid in full.

                        (b) Upon receipt by the Company and the Rights Agent of evidence satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security satisfactory to them, and, at the Company's or the Rights Agent's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

                  Section 7. Exercise of Rights; Exercise Price; Expiration Date of Rights.

                        (a) The registered holder of any Right Certificate (other than a holder whose Rights have become null and void pursuant to Section 11(a)(ii) hereof or have been exchanged pursuant to Section 24 hereof) may exercise the Rights evidenced thereby in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at its office designated for such purpose, together with payment of the Exercise Price for each one one-thousandth of a Preferred Share as to which the Rights are exercised, prior to the earliest of (i) the Close of Business on the Final Expiration Date, (ii) the time at which the right to exercise the Rights terminates pursuant to Section 23 hereof, or (iii) the time at which the right to exercise the Rights terminates pursuant to Section 24 hereof.

                        (b) The purchase price for each one one-thousandth of a Preferred Share to be purchased upon the exercise of a Right shall initially be __________________________ (the "Exercise Price"), shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof, and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

                        (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase and certificate duly executed, accompanied by payment of the Exercise Price for the number of one one-thousandths of a Preferred Share to be purchased and an amount equal to any applicable tax or governmental charge required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof by certified check, cashier's check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Shares certificates for the number of one one-thousandths of a Preferred Share to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) requisition from any depositary agent for the Preferred Shares depositary receipts representing such number of one one-thousandths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs any such depositary agent to comply with such request,
(ii) when necessary to comply with this Agreement, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional Preferred Shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when necessary to comply with this Agreement, after receipt, deliver the cash described in clause
(iii) above to or upon the order of the registered holder of such Right Certificate.

                        (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing the unexercised Rights shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 6 and Section 14 hereof.

                        (e) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) properly completed and signed the certificate following the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Rights Agent shall reasonably request.

                        (f) The Rights Agent shall have no liability to any holder of Rights or any other Person as a result of the Company's failure to make any determination under this Section 7 or any other section with respect to an Acquiring Person or an Affiliate or Associate of an Acquiring Person or transferees hereunder.

                  Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

                  Section 9. Status and Availability of Preferred Shares.

                        (a) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Preferred Shares (subject to payment of the Exercise Price), be duly and validly authorized and issued and fully paid and non-assessable shares.

                        (b) The Company further covenants and agrees that it will pay when due and payable any and all taxes and governmental charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Shares upon the exercise of Rights. The Company shall not, however, be required to pay any tax or charge which may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise; or to issue or to deliver any certificates or depositary receipts for Preferred Shares upon the exercise of any Rights until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Right Certificate at the time of surrender); or until it has been established to the Company's reasonable satisfaction that no such tax or charge is due.

                        (c) The Company covenants and agrees that it will cause to be reserved and kept available, out of its authorized and unissued Preferred Shares or any Preferred Shares held in its treasury, the number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7 hereof.

                  Section 10. Preferred Shares Record Date. Each Person in whose name any certificate for Preferred Shares is issued upon the exercise of Rights shall for all purposes have become the holder of record of the Preferred Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Exercise Price (and any applicable transfer taxes or governmental charges) was made. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Preferred Shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

                  Section 11. Adjustment of Exercise Price, Number of Shares or Number of Rights. The Exercise Price, the number of Preferred Shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

                        (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of Preferred Shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Exercise Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.

                        (ii) Subject to the following paragraph of this subparagraph (ii) and to Section 24 of this Agreement, in the event any Person shall become an Acquiring Person, each holder of a Right shall thereafter have a right to receive, upon exercise thereof at a price equal to the then current Exercise Price multiplied by the number of one one-thousandths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of such number of Preferred Shares for which a Right is then exercisable, such number of Class A Common Shares as shall equal the result obtained by (x) multiplying the then current Exercise Price by the number of one one-thousandths of a Preferred Share for which a Right was or would have been exercisable (if the Rights had been exercisable) as of immediately prior to such Person becoming an Acquiring Person and dividing that product by (y) 50% of the then current per share market price of the Class A Common Shares (determined pursuant to Section 11(d) hereof) on the date such Person became an Acquiring Person. In the event that any Person shall become an

Acquiring Person and the Rights shall then be outstanding, the Company shall not take any action that would eliminate or diminish the benefits intended to be afforded by the Rights.

                  From and after the occurrence of such an event, any Rights that are or were acquired or beneficially owned by such Acquiring Person (or any Associate or Affiliate of such Acquiring Person) on or after the earlier of (x) the date of such event and (y) the Distribution Date, shall be null and void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement. No Right Certificate shall be issued pursuant to Section 3 that represents Rights beneficially owned by an Acquiring Person whose Rights would be null and void pursuant to the preceding sentence or any Associate, Affiliate or transferee thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be null and void pursuant to the preceding sentence or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be null and void pursuant to the preceding sentence or any Associate or Affiliate thereof shall be canceled.

                        (iii) In the event that the number of Class A Common Shares which are authorized by the Company's certificate of incorporation and not outstanding or subscribed for, or reserved or otherwise committed for issuance for purposes other than upon exercise of the Rights, are not sufficient to permit the holder of each Right to purchase the number of Class A Common Shares to which he would be entitled upon the exercise in full of the Rights in accordance with subparagraph (ii) of paragraph (a) of this Section 11, or should the Board of Directors so elect, the Company shall: (A) determine the excess of
(1) the value of the Class A Common Shares issuable upon the exercise of a Right (calculated as provided in the last sentence of this subparagraph (iii)) pursuant to Section 11(a)(ii) hereof (the "Current Value") over (2) the Exercise Price (such excess, the "Spread"), and (B) with respect to each Right, make adequate provision to substitute for such Class A Common Shares, upon payment of the applicable Exercise Price, any one or more of the following having an aggregate value determined by the Board of Directors to be equal to the Current Value: (1) cash; (2) a reduction in the Exercise Price;
(3) Preferred Shares or other equity securities of the Company (including, without limitation, shares, or units or fractions of shares, of preferred stock which the Board of Directors has determined to have the same value as the Class A Common Shares (such shares of preferred stock, "common stock equivalents"));
(4) debt securities of the Company; or (5) other assets; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the first occurrence of an event triggering the rights to purchase Class A Common Shares described in
Section 11(a)(ii) (the "Section 11(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Exercise Price, Class A Common Shares (to the extent available) and then, if necessary, cash, which shares and cash have an aggregate value equal to the Spread. If the Board of Directors shall determine in good faith that it is likely that sufficient additional Class A Common Shares could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such period, as it may be extended, the "Substitution Period"). To the extent that the Company determines that some action need be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e) hereof and the last paragraph of Section 11(a)(ii) hereof, that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall make a public announcement, and shall promptly deliver to the Rights Agent a statement, stating that the exercisability of the Rights has been temporarily suspended. At such time as the suspension is no longer in effect, the Company shall make another public announcement, and promptly deliver to the Rights Agent a statement, so stating. For purposes of this Section 11(a)(iii), the value of the Class A Common Shares shall be the current per share market price (as determined pursuant to Section 11(d)(i) hereof) of the Class A Common Shares on the Section 11(a)(ii) Trigger Date and the value of any common stock equivalent shall be deemed to have the same value as the Class A Common Shares on such date.

                        (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or shares having the same rights, powers and preferences as the Preferred Shares ("equivalent preferred shares")) or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the then current per share market price of the Preferred Shares (as defined in Section 11(d)) on such record date, the Exercise Price to be in effect after such record date shall be adjusted by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors, whose determination shall be described in a reasonably detailed statement filed with the Rights Agent. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Exercise Price shall be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

                        (c) In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Preferred Shares on such record date, less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be described in a reasonably detailed statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share and the denominator of which shall be such current per share market price of the Preferred Shares; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

                        (d) (i) For the purpose of any computation hereunder, the "current per share market price" of any security (a "Security" for the purpose of this Section 11(d)(i)) on any date shall be the average of the daily closing prices per share of such Security for the thirty (30) consecutive Trading Days (as such term is hereinafter defined) immediately prior to, but not including, such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security and prior to the expiration of thirty (30) Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

                        (ii) For the purpose of any computation hereunder, the "current per share market price" of the Preferred Shares shall be determined in accordance with the method set forth in Section 11(d)(i). If the Preferred Shares are not publicly traded, the "current per share market price" of the Preferred Shares shall be conclusively deemed to be the current per share market price of the Class A Common Shares as determined pursuant to Section 11(d)(i) (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by 1000. If neither the Class A Common Shares nor the Preferred

Shares are publicly held or so listed or traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board of Directors, whose determination shall be described in a reasonably detailed statement filed with the Rights Agent.

                        (e) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Exercise Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one ten-millionth of a Preferred Share or one ten-thousandth of any other share or security as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than three (3) years from the date of the transaction that requires such adjustment.

                        (f) If as a result of an adjustment made pursuant to
Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Shares, the number of such other shares so receivable upon exercise of any Right shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Section 11(a) through (c), inclusive, and the provisions of Sections 7, 9, 10 and 13 with respect to the Preferred Shares shall apply on like terms to any such other shares.

                        (g) All Rights originally issued by the Company subsequent to any adjustment made to the Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the number of one one-thousandths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

                        (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Exercise Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of one one-thousandths of a Preferred Share (calculated to the nearest one ten-millionth of a Preferred Share) obtained by (i) multiplying (x) the number of one one-thousandths of a share covered by a Right immediately prior to this adjustment by (y) the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

                        (i) The Company may elect on or after the date of any adjustment of the Exercise Price to adjust the number of Rights in substitution for any adjustment in the number of one one-thousandths of a Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-thousandths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one millionth) obtained by dividing the Exercise Price in effect immediately prior to adjustment of the Exercise Price by the Exercise Price in effect immediately after adjustment of the Exercise Price. The Company shall make a public announcement (with prompt written notice thereof to the Rights Agent) of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Exercise Price is adjusted or any day thereafter, but, if the Right Certificates have been distributed, shall be at least ten (10) days later than the date of the public announcement. If Right Certificates have been distributed, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates to be so distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

                        (j) Irrespective of any adjustment or change in the Exercise Price or the number of one one-thousandths of a Preferred Share issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Exercise Price and the number of one one-thousandths of a Preferred Share, which were expressed in the initial Right Certificates issued hereunder.

                        (k) Before taking any action that would cause an adjustment reducing the Exercise Price below one one-thousandth of the then par value of the Preferred Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable Preferred Shares at such adjusted Exercise Price.

                        (l) In any case in which this Section 11 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer (with prompt written notice thereof to the Rights Agent) until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

                        (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Exercise Price, in addition to those adjustments expressly required by this
Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Shares, (ii) issuance wholly for cash of any Preferred Shares at less than the current market price, (iii) issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, (iv) dividends on Preferred Shares payable in Preferred Shares or (v) issuance of any rights, options or warrants referred to hereinabove in Section 11(b), hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such stockholders.

                        (n) In the event that at any time after the date of this Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Shares payable in Common Shares or (ii) effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise other than by payment of dividends in Common Shares) into a greater or lesser number of Common Shares, then in any such case
(i) the number of
one one-thousandths of a Preferred Share purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-thousandths of a Preferred Share so purchasable immediately prior to such event by a fraction, the numerator of which is the Voting Power of the number of Common Shares outstanding immediately before such event and the denominator of which is the Voting Power of the number of Common Shares outstanding immediately after such event, and (ii) each Common Share outstanding immediately after such event shall have issued with respect to it that number of Rights which each Common Share outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

                  Section 12. Certificate of Adjustment. Whenever an adjustment is made as provided in Sections 11 or 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief, reasonably detailed statement of the facts, computations and methodology accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Preferred Shares or the Common Shares a copy of such certificate and (c) if such adjustment occurs following a Distribution Date, mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained, and shall not be obligated or responsible for calculating any adjustment, nor shall it be deemed to have a duty with respect to nor knowledge of such an adjustment unless and until it shall have received such certificate.

                  Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power. In the event that, at any time after a Person becomes an Acquiring Person, directly or indirectly, (a) the Company shall consolidate with, or merge with and into, any other Person, (b) any

Person shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or (c) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person other than the Company or one or more of its wholly-owned Subsidiaries (the date of any such event, a "Section 13 Trigger Date"), then, and in each such case, proper provision shall be made so that (i) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Exercise Price multiplied by the number of one one-thousandths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Shares for which a Right is then exercisable, such number of Common Shares of such other Person (including the Company as successor thereto or as the surviving corporation) as shall equal the result obtained by (A) multiplying the then current Exercise Price by the number of one one-thousandths of a Preferred Share for which a Right is then exercisable and dividing that product by (B) 50% of the then current per share market price of the Common Shares of such other Person (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer; (ii) the issuer of such Common Shares shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such issuer; and (iv) such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares in accordance with Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares thereafter deliverable upon the exercise of the Rights. The Company covenants and agrees that it shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement so providing. The Company shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights. The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. For purposes hereof, the "earning power" of the Company and its Subsidiaries shall be determined in good faith by the Company's Board of Directors on the basis of the operating earnings of each business operated by the Company and its Subsidiaries during the three
(3) fiscal years preceding the date of such determination (or, in the case of any business not operated by the Company or any Subsidiary during three (3) full fiscal years preceding such date, during the period such business was operated by the Company or any Subsidiary).

                  Section 14. Fractional Rights and Fractional Shares.

                        (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors shall be used.

                        (b) The Company shall not be required to issue fractions of Preferred Shares (other than fractions that are integral multiples of one one-thousandth of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares. Fractions of Preferred Shares in integral multiples of one one-thousandth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of one one-thousandth of a Preferred Share, the Company shall pay to each registered holder of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share as the fraction of one Preferred Share that such holder would otherwise receive upon the exercise of the aggregate number of Rights exercised by such holder. For the purposes of this Section 14(b), the current market value of a Preferred Share shall be the closing price of a Class A Common Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise multiplied by 1000.

                        (c) The holder of a Right by the acceptance of the Right expressly waives any right to receive fractional Rights or fractional shares upon exercise of a Right except as provided above.

                        (d) Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payment and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of any payment for fractional Rights or fractional shares under any Section of this Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent shall have received such a certificate and sufficient monies.

                  Section 15. Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 or
Section 20 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares) may, without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), on his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

                  Section 16. Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

                        (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

                        (b) after the Distribution Date, the Right Certificates are transferable only on the registry books maintained by the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer with a properly completed form of certification;

                        (c) the Company and the Rights Agent may treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

                        (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, judgment or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company must use its reasonable best efforts to have any such order, decree, judgment or ruling lifted or otherwise overturned as soon as possible.

                  Section 17. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

                  Section 18. Concerning the Rights Agent. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses, legal fees and disbursements incurred in the preparation, delivery, acceptance, administration, execution and amendment of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent, and its officers, agents and directors for, and to hold each of them harmless against, any loss, liability, damage, judgment, ruling (interlocutory or final), fine, penalty, claim, demand, settlement, cost or expense, incurred without gross negligence, bad faith or willful misconduct (as finally determined by a court of competent jurisdiction) on the part of the Rights Agent, for any action taken, suffered or omitted by the Rights Agent or such indemnified party in connection with the acceptance or administration of this Agreement or the exercise or performance of its duties hereunder, including, without limitation, the costs and expenses of defending against any claim of liability in the premises. The provisions of this Section 18 and
Section 20 below shall survive the exercise or expiration of the Rights, the termination or expiration of this Agreement, and the resignation or removal of the Rights Agent. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company.

                  The Rights Agent may conclusively rely upon and shall be authorized and protected by the Company and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, the acceptance and administration of this Agreement or the exercise or performance of its duties hereunder in reliance upon any Right Certificate or certificate for the Preferred Shares or Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof. The Rights Agent shall not be deemed to have any duty or notice unless and until the Company has provided the Rights Agent with actual written notice.

                  Notwithstanding anything in this Agreement to the contrary, in no event shall the Rights Agent be liable for special, punitive, incidental, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of the action. Any liability of the Rights Agent under this Agreement shall be limited to the amount of fees paid by the Company to the Rights Agent; provided, however, with respect to liability arising from the bad faith or willful misconduct of the Rights Agent, the liability of the Rights Agent shall not be so limited.

                  Section 19. Merger or Consolidation or Change of Name of Rights Agent. Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

                  In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

                  Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations expressly imposed by this Agreement upon the following terms and conditions, and no implied duties or obligations shall be read into this Agreement against the Rights Agent, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

                        (a) Before the Rights Agent acts or refrains from acting, the Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken, suffered or omitted by it in good faith and in accordance with such advice or opinion.

                        (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking, suffering or omitting any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the General Counsel, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                        (c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct (as finally determined by a court of competent jurisdiction).

                        (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

                        (e) The Rights Agent shall not be liable for, nor be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it have any liability for nor be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it have any liability for, nor be responsible for any adjustment required under Sections 11 or 13 hereof or for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares to be issued pursuant to this Agreement or any Rights Certificate or as to whether any Preferred Shares will, when so issued, be validly authorized and issued, fully paid and nonassessable.

                        (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

                        (g) The Rights Agent is hereby authorized and directed to accept advice or instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, any Executive Vice President, the General Counsel, the Managing Attorney - Corporate and the Secretary of the

Company, and to apply to such officers for advice or instructions in connection with its duties, and such advice or instructions shall be full authorization to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in good faith in accordance with the advice or instructions of any such officer. The Rights Agent shall be fully protected and authorized in relying upon the most recent advice or instructions received by any such officer. Any application by the Rights Agent for written advice or instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered or omitted by the Rights Agent under this Agreement and the date on or after which such action shall be taken, suffered by or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, suffered by or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five (5) Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written advice or instructions in response to such application specifying the action to be taken, suffered or omitted.

                        (h) The Rights Agent and any stockholder, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

                        (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or any other Person resulting from any such act, default, neglect or misconduct.

                        (j) Except as otherwise provided herein, the Rights Agent shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

                        (k) The Rights Agent shall not be required to take notice or be deemed to have notice of any fact, event or determination (including, without limitation, any dates or events defined in this Agreement or the designation of any Person as an Acquiring Person, Affiliate or Associate) under this Agreement unless and until the Rights Agent shall be specifically notified in writing by the Company of such fact, event or determination.

                        (l) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has not been properly completed, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

                 Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice in writing mailed to the Company and to each transfer agent of the Common Shares and the

Preferred Shares by registered or certified mail and, at the expense of the Company, to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty
(30) days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares and the Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (i) a Person organized and doing business under the laws of the United States or of any other state of the United States, in good standing, which is authorized under such laws to conduct shareholder services business and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million dollars or (ii) a subsidiary of a Person described in clause (i) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and the Preferred Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this
Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

                  Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Exercise Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Common Shares following the Distribution Date and prior to the earlier of the Redemption Date and the Close of Business on the Final Expiration Date, the Company may with respect to Common Shares so issued or sold pursuant to (i) the exercise of stock options, (ii) under any employment plan or arrangement, (iii) upon the exercise, conversion or exchange of securities, notes or debentures issued by the Company or (iv) a contractual obligation of the Company, in each case existing prior to the Distribution Date, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale.

                  Section 23. Redemption.

                        (a) At any time prior to the time any Person becomes an Acquiring Person, the Board of Directors may, by the Required Board Vote, redeem all but not less than all of the then outstanding Rights at the Redemption Price. The redemption of the Rights by the Board of

Directors may be made effective at such time, on such basis and subject to such conditions as the Board of Directors in its sole discretion may establish. The Company may, at its option, pay the Redemption Price in cash, Class A Common Shares (based on the market price thereof, as determined by the Board of Directors) or other form of consideration deemed appropriate by the Board of Directors.

                        (b) Immediately upon the effectiveness of the redemption of the Rights pursuant to paragraph (a) of this Section 23 or such earlier time as may be determined by the Board of Directors, by the Required Board Vote, in the action ordering such redemption (although not earlier than the time of such action) (such time the "Redemption Date"), and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly notify the Rights Agent in writing of such redemption and shall give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within ten (10) days after such action of the Board of Directors ordering the redemption of the Rights pursuant to paragraph (a), the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. If the payment of the Redemption Price is not included with such notice, each such notice shall state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in
Section 24 hereof, other than in connection with the purchase of Common Shares prior to the Distribution Date.

                  Section 24. Exchange.

                        (a) The Board of Directors may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 11(a)(ii) hereof) for Class A Common Shares at an exchange ratio of one Class A Common Share per Right appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, any entity holding Common Shares for or pursuant to the terms of any such plan or any Exempt Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of Common Shares representing a majority of the Voting Power then outstanding.

                        (b) Immediately upon the action of the Board of Directors ordering the exchange of any Rights pursuant to subsection (a) of this
Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Class A Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange (with prompt written notice thereof to the Rights Agent); provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of the exchange. The Company promptly shall mail a notice of the exchange to the Rights

Agent and to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Class A Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

                        (c) In any exchange pursuant to this Section 24, the Company, at its option, may substitute Preferred Shares or common stock equivalents for Class A Common Shares exchangeable for Rights, at the initial rate of one one-thousandth of a Preferred Share (or an appropriate number of common stock equivalents) for each Class A Common Share, as appropriately adjusted to reflect adjustments in the voting rights of the Preferred Shares pursuant to the terms thereof, so that the fraction of a Preferred Share delivered in lieu of each Class A Common Share shall have the same voting rights as one Class A Common Share.

                        (d) In the event that there shall not be sufficient Class A Common Shares, Preferred Shares or common stock equivalents authorized by the Company's certificate of incorporation and not outstanding or subscribed for, or reserved or otherwise committed for issuance for purposes other than upon exercise of Rights, to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Class A Common Shares, Preferred Shares or common stock equivalents for issuance upon exchange of the Rights.

                        (e) The Company shall not be required to issue fractions of Class A Common Shares or to distribute certificates which evidence fractional Class A Common Shares. In lieu of such fractional Class A Common Shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Class A Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current per share market value of a whole Class A Common Share. For the purposes of this paragraph
(e), the current per share market value of a whole Class A Common Share shall be the closing price of a Class A Common Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

                  Section 25. Notice of Certain Events.

                        (a) In case the Company shall, after the Distribution Date, propose (i) to pay any dividend payable in stock of any class to the holders of its Preferred Shares or to make any other distribution to the holders of its Preferred Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Common Shares payable in Common Shares or to effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares), then, in each such case, the Company shall give to the Rights Agent and to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares and/or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least ten (10) days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least ten (10) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares and/or Preferred Shares, whichever shall be the earlier.

                        (b) In case any event set forth in Section 11(a)(ii) hereof shall occur, then the Company shall as soon as practicable thereafter give to the Rights Agent and to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) hereof.

                  Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                           ExpressJet Holdings, Inc.
                           1600 Smith Street, Dept. HQSCE
                           Houston, Texas 77002
                           Attention: Chief Financial Officer

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sent by registered or certified mail and shall be deemed given upon receipt and addressed (until another address is filed in writing with the Company) as follows:

                           Mellon Investor Services LLC
                           Plaza of the Americas
                           600 North Pearl Street, Suite 1010
                           Dallas, Texas  75201
                           Attention:  Relationship Manager

                           with a copy to:

                           Mellon Investor Services LLC
                           85 Challenger Road
                           Ridgefield Park, New Jersey 07660
                           Attention:  General Counsel

Notices or demands authorized by this Agreement to be given to Continental shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed as follows:
                           Continental Airlines, Inc.
                           1600 Smith Street, HQSLG
                           Houston, TX  77002
                           Attention:  General Counsel

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

                  Section 27. Supplements and Amendments. The Company may, by the Required Board Vote, from time to time, and the Rights Agent shall, if the Company directs, supplement or amend this Agreement without the approval of any holders of Right Certificates to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any change to or delete any provision hereof or to adopt any other provisions with respect to the Rights which the Company may deem necessary or desirable; provided, however, that from and after such time as any Person becomes an Acquiring Person, this Agreement shall not be amended or supplemented in any manner which would adversely affect the interests of the holders of Rights (other than an Acquiring Person and its Affiliates and Associates). Notwithstanding anything contained in this Agreement to the contrary, until the end of the Term (as defined in the Capacity Purchase Agreement), unless at such time CAL beneficially owns Common Shares representing at least 5% of the Voting Power of the Common Shares then outstanding, in which case until such time as CAL ceases to beneficially own Common Shares representing at least 5% of the Voting Power of the Common Shares then outstanding, no supplement or amendment to this Agreement shall be made that deletes, amends, eliminates or otherwise changes clause (v) of the definition of Exempt Person or this sentence or otherwise has the effect of amending, eliminating or otherwise changing clause
(v) of the definition of Exempt Person or this sentence without the prior written consent of Continental, which may be withheld in Continental's sole discretion. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment to this Agreement shall be made which reduces the Redemption Price, provides for an earlier Final Expiration Date, alters the provisions of Section 23(a) relating to the redemption of the Rights, or extends the time during which the Rights may be redeemed if, in any such case, at the time of such supplement or amendment the Rights are not redeemable.

                  Notwithstanding anything in this Agreement to the contrary, no supplement or amendment that changes the rights, duties, liabilities and obligations of the Rights Agent under this Agreement will be effective against the Rights Agent without the execution of such supplement or amendment by the Rights Agent. Upon the delivery of a certificate from an appropriate officer of the Company, and if requested by the Rights Agent, an opinion of counsel, which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment.

                  Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

                  Section 29. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent, the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares), and CAL (with respect to Sections 27 and 35 of this Agreement), any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent, the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) and CAL (with respect to Sections 27 and 35 of this Agreement).

                  Section 30. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  Section 31. Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State; provided, however, that all provisions regarding the rights, duties, obligations and liabilities of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

                  Section 32. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  Section 33. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                  Section 34. Administration. The Board of Directors, by the Required Board Vote, shall have the exclusive power and authority to administer and interpret the provisions of this Agreement and to exercise all rights and powers specifically granted to the Board of Directors or the Company or as may be necessary or advisable in the administration of this Agreement. All such actions, calculations, determinations and interpretations which are done or made by the Board of Directors in good faith shall be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other Person and shall not subject the Board of Directors to any liability to the holders of the Rights. The Rights Agent shall always be entitled to assume that the Board of Directors acted in good faith and shall incur no liability in reliance thereof.

                  Section 35. Additional Agreement. Until the end of the Term (as defined in the Capacity Purchase Agreement), unless at such time CAL beneficially owns Common Shares representing at least 5% of the Voting Power of the Common Shares then outstanding, in which case until such time as CAL ceases to beneficially own Common Shares representing at least 5% of the Voting Power of the Common Shares then outstanding, the Company shall not, without the prior written consent of Continental, which may be withheld in Continental's sole discretion, take any action to approve, adopt or implement a rights agreement or any other agreement having a similar effect, whether upon the expiration or termination of this Agreement or otherwise, unless such rights agreement or other agreement (i) includes CAL as an Exempt Person (or any term with a definition under such agreement similar thereto), (ii) exempts CAL from the definition of Acquiring Person (or any term under such agreement with a definition similar thereto), (iii) exempts CAL from the restrictions thereof and
(iv) contains a provision providing that no supplement, amendment, change or alteration to such rights agreement or other agreement shall be made that deletes, amends, eliminates or otherwise changes the provisions thereof that implement clauses (i), (ii), (iii) and (iv) of this Section 35 or otherwise has the effect of amending, eliminating or otherwise changing the provisions thereof which implement clauses (i), (ii), (iii) and (iv) of this Section 35, without the prior written consent of Continental, which may be withheld in Continental's sole discretion. Notwithstanding anything contained in this Agreement to the contrary, until the end of the Term (as defined in the Capacity Purchase Agreement), unless at such time CAL beneficially owns Common Shares representing at least 5% of the Voting Power of the Common Shares then outstanding, in which case until such time as CAL ceases to beneficially own Common Shares representing at least 5% of the Voting Power of the Common Shares then outstanding, this Section 35 shall not be amended without the prior written consent of Continental, which may be withheld in Continental's sole discretion. The provisions of this Section 35 shall survive the exercise, exchange, redemption or expiration of the Rights and the termination or expiration of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.


                                       EXRESSJET HOLDINGS, INC.
Attest:



By:                                    By:
   --------------------------          -----------------------------------------
   Scott R. Peterson                      James B. Ream
   Secretary                              Chief Executive Officer


                                       MELLON INVESTOR SERVICES LLC,
                                       as Rights Agent
Attest:


By:                                    By:
   --------------------------          -----------------------------------------
   Name:                                  Name:
        ---------------------                  ---------------------------------
   Title:                                 Title:
         --------------------                  ---------------------------------


                                       CONTINENTAL AIRLINES, INC.
                                       (with respect to Sections 27, 29 and 35)
Attest:


By:                                    By:
   --------------------------          -----------------------------------------
   Name:                                  Name:
        ---------------------                  ---------------------------------
   Title:                                 Title:
         --------------------                  ---------------------------------






                      [Signature Page to Rights Agreement]

                                                                       EXHIBIT A


                                      FORM

                                       of

                           CERTIFICATE OF DESIGNATION

                                       of

                  SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                       of

                            EXPRESSJET HOLDINGS, INC.

                 -----------------------------------------------

                         (Pursuant to Section 151 of the
                        Delaware General Corporation Law)

                 -----------------------------------------------

            ExpressJet Holdings, Inc., a Delaware corporation (the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the Delaware General Corporation Law at a meeting duly called and held on ______________, 2001:

            RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Restated Certificate of Incorporation of the Corporation (the "Restated Certificate of Incorporation"), the Board of Directors hereby creates a series of Preferred Stock, par value $.01 per share (the "Preferred Stock"), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

            Section 1. Designation and Amount. The shares of this series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be ________. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

            Section 2. Dividends and Distributions.

                  (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any other stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount (if any) per share (rounded to the nearest cent), subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), or Class B Common Stock, par value $.01 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"), of the Corporation or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

                  (C) Dividends due pursuant to paragraph (A) of this Section shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

            Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

                  (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of votes entitled to be cast by the holders of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of votes entitled to be cast by the holders of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) Except as otherwise provided in the Restated Certificate of Incorporation, including any other Certificate of Designation creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                  (C) Except as set forth herein, or as otherwise required by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

            Section 4. Certain Restrictions.

                  (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                        (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                       (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A

Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

                      (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock; provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series A Preferred Stock.

                  (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

            Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. The Corporation shall take all such actions as are necessary to cause all such shares to become authorized but unissued shares of Preferred Stock that may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein or in the Restated Certificate of Incorporation, including any Certificate of Designation creating a series of Preferred Stock or any similar stock, or as otherwise required by law.

            Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate amount to be distributed per share to holders of shares of Common Stock plus an amount equal to any accrued and unpaid dividends. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            Section 8. Amendment. The Restated Certificate of Incorporation shall not be amended in any manner, including in a merger or consolidation, which would alter, change, or repeal the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

            Section 9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and upon liquidation, dissolution and winding up, junior to all series of Preferred Stock.

            IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its duly authorized officer this ______ day of _____________, 2001.


                                      EXPRESSJET HOLDINGS, INC.


                                      By: _____________________________
                                          Name:
                                          Title:

                                                                       EXHIBIT B


                            Form of Right Certificate


Certificate No. R-                                            ___________ Rights


            NOT EXERCISABLE AFTER ____________, 2011 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.001 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT (AS DEFINED HEREIN). UNDER CERTAIN CIRCUMSTANCES, RIGHTS THAT ARE OR WERE ACQUIRED OR BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR ANY ASSOCIATES OR AFFILIATES THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID.


                                Right Certificate


                          EXPRESSJET HOLDINGS, INC.

            This certifies that _______________________ , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of ______________, 2001 (the "Rights Agreement"), between ExpressJet Holdings, Inc., a Delaware corporation (the "Company"), and Mellon Investor Services LLC (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to the earliest of (i) 5:00 P.M., central time, on __________________, 2011, (ii) the Redemption Date (as such term is defined in the Rights Agreement), or (iii) the time at which such Rights are exchanged pursuant to Section 24 of the Rights Agreement, at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, one one-thousandth of a fully paid non-assessable share of Series A Junior Participating Preferred Stock, par value $.01 per share ("Preferred Shares"), of the Company, at a purchase price of ____ per one one-thousandth of a Preferred Share (the "Exercise Price"), upon presentation and surrender of this Right Certificate with the certification and the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-thousandths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Exercise Price set forth above, are the number and Exercise Price as of ________________, 2001, based on the Preferred Shares as constituted at such date. As provided in the Rights Agreement, the Exercise Price and the number of one one-thousandths of a Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

            From and after the occurrence of an event described in Section 11(a)(ii) of the Rights Agreement, if the Rights are or were at any time on or after the earlier of (x) the date of such event and (y) the Distribution Date (as such term is defined in the Rights Agreement) acquired or beneficially owned by an Acquiring Person or an Associate or Affiliate of an Acquiring Person (as such terms are defined in the Rights Agreement), such Rights shall become void, and any holder of such Rights shall thereafter have no right to exercise such Rights.

            This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the offices of the Rights Agent and will be mailed to the holder of the Right Certificates, without charge, after receipt of a written request therefor.

            This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

            Subject to the provisions of the Rights Agreement, at the Company's option, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $.001 per Right or (ii) may be exchanged in whole or in part for shares of the Company's Class A Common stock, par value $.01 per share, or Preferred Shares.

            No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions that are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

            No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

            This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.


            WITNESS the facsimile signature of the proper officers of the Company.


Dated as of _________________________.


                                       EXPRESSJET HOLDINGS, INC.
Attest:


_____________________________          By:__________________________
Name:                                  Name:
Title:                                 Title:



Countersigned:


MELLON INVESTOR SERVICES LLC
Rights Agent



By:_________________________
    Authorized Signature

                    Form of Reverse Side of Right Certificate

                               FORM OF ASSIGNMENT


               (To be executed by the registered holder if such
              holder desires to transfer the Right Certificate.)


            FOR VALUE RECEIVED, _________________________________ hereby sells, assigns and transfers unto___________________________________________

____________________________________________________________________________
                  (Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____________________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.


Dated: ____________, ____


                                            _________________________________
                                                        Signature


Signature Guaranteed:

            Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

-----------------------------------

            The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).


                                            _________________________________
                                                        Signature

-----------------------------------

                          FORM OF ELECTION TO PURCHASE


                      (To be executed if holder desires to
                        exercise the Right Certificate.)


To:  EXPRESSJET HOLDINGS, INC.:

            The undersigned hereby irrevocably elects to exercise
______________________________ Rights represented by this Right Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:

Please insert social security
or other identifying number

______________________________________________________________
               (Please print name and address)

______________________________________________________________

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

______________________________________________________________
               (Please print name and address)

______________________________________________________________

______________________________________________________________


Dated: ________________, _____



                                            _________________________________
                                                        Signature

Signature Guaranteed:

            Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

---------------------------------------

            The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).


                                            _________________________________
                                                        Signature

---------------------------------------


                                     NOTICE

            The signature in the foregoing Forms of Assignment and Election must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

            In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

                                                                       EXHIBIT C


                          SUMMARY OF RIGHTS TO PURCHASE
                                PREFERRED SHARES



            On ________________, 2001, the Board of Directors of ExpressJet Holdings, Inc. (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of Class A Common Stock, par value $.01 per share (the "Class A Common Shares"), and Class B Common Stock, par value $.01 per share (the "Class B Common Shares" and, together with the Class A Common Shares, the "Common Shares"), outstanding on __________ ____, 2001 (the "Record Date") to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share (the "Preferred Shares"), of the Company, at a price of $_______ per one one-thousandth of a Preferred Share (the "Exercise Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Mellon Investor Services LLC, as Rights Agent (the "Rights Agent").

            Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of Common Shares representing 15% or more (or, if such person is an Institutional Investor (as defined herein), 20% or more) of the total number of votes entitled to be cast by the holders of the Common Shares then outstanding, taking into account the operation of Article Four or Article Eight of the Company's Restated Certificate of Incorporation and related provisions of the Company's bylaws ("Voting Power"), or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of Common Shares representing 15% or more (or, if such person is an Institutional Investor, 20% or more) of the Voting Power of the outstanding Common Shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate with a copy of this Summary of Rights attached thereto.

            An "Institutional Investor" is defined in the Rights Agreement as a person who has a Schedule 13G on file with the Securities and Exchange Commission pursuant to the requirements of Rule 13d-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to its holdings of the Company's voting securities ("Schedule 13G"), so long as (i) such person is principally engaged in the business of managing investment funds for unaffiliated securities investors and, as part of such person's duties as agent for fully managed accounts, holds or exercises voting or dispositive power over Common Shares, (ii) such person acquires beneficial ownership of Common Shares pursuant to trading activities undertaken in the ordinary course of such person's business and not with the purpose nor the effect, either alone or in concert with any person, of exercising the power to direct or cause the direction of the management and policies of the Company or of otherwise changing or influencing the control of the Company, nor in connection with or as a participant in any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b) of the Exchange Act and (iii) if such person is a person included in Rule 13d-1(b)(1)(ii) of the Exchange Act, such person is not obligated to, and does not, file a Schedule 13D with respect to the securities of the Company.

            Under the terms of the Rights Agreement, certain "exempt persons" are excluded from the definition of Acquiring Person, including: (i) the Company, (ii) any subsidiary of the Company, (iii) any employee benefit plan of the Company or any subsidiary of the Company, (iv) any entity holding Common Shares for or pursuant to the terms of any such employee benefit plan, (v) Continental Airlines, Inc. ("Continental") and certain of its affiliates (collectively, "CAL") until the end of the Term (as defined in the Capacity Purchase Agreement, dated as of January 1, 2001, among the Company, Continental and ExpressJet Airlines, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (the "Capacity Purchase Agreement")), unless at such time CAL beneficially owns Common Shares representing at least 5% of the Voting Power of the Common Shares then outstanding, in which case until such time as CAL ceases to beneficially own Common Shares representing at least 5% of the Voting Power of the Common Shares then outstanding, and (vi) any person who becomes the beneficial owner of Common Shares representing 15% or more of the Voting Power of the Company then outstanding as a result of any action by or transaction with CAL with respect to the Common Shares of which CAL is the beneficial owner, provided, however, if such person in clause (vi) becomes the beneficial owner of an additional 1% of the Voting Power of the Company then outstanding above the "Permitted Percentage," such person shall cease to be an exempt person. "Permitted Percentage" is defined in the Agreement to mean the percentage of the Voting Power of the Company such person beneficially owned immediately following such transaction or such lesser amount of the Voting Power of the Company such person beneficially owned at any time following such transaction (not below 14% (or 19% if such person in an Institutional Investor)).

            The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date or upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the Close of Business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

            The Rights are not exercisable until the Distribution Date. The Rights will expire on ________ ____, 2011 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed by the Company, in each case, as described below.

            The Exercise Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

            The number of outstanding Rights and the number of one one-thousandths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

            Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a quarterly dividend payment of 1000 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to an aggregate payment of 1000 times the aggregate payment made per Common Share. Each Preferred Share will have 1000 votes, voting together with the Common Shares. In the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 1000 times the amount received per Common Share. The rights are protected by customary antidilution provisions.

            From and after the occurrence of an event described in Section 11(a)(ii) of the Rights Agreement, if Rights are or were at any time on or after the earlier of (x) the date of such event and (y) the Distribution Date (as such term is defined in the Rights Agreement) acquired or beneficially owned by an Acquiring Person or an Associate or Affiliate of an Acquiring Person (as such terms are defined in the Rights Agreement), such Rights shall become null and void, and any holder of such Rights shall thereafter have no right to exercise such Rights.

            In the event that, at any time after a person becomes an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that any person becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person and its Affiliates and Associates (which will thereafter be null and void), will thereafter have the right to receive upon exercise that number of Class A Common Shares having a market value of two times the exercise price of the Right. If the Company does not have sufficient Class A Common Shares to satisfy such obligation to issue Class A Common Shares, or if the Board of Directors so elects, the Company shall deliver upon payment of the exercise price of a Right an amount of cash or securities equivalent in value to the Class A Common Shares issuable upon exercise of a Right; provided that, if the Company fails to meet such obligation within 30 days following the date a person becomes an Acquiring Person, the Company must deliver, upon exercise of a Right but without requiring payment of the exercise price then in effect, Class A Common Shares (to the extent available) and cash equal in value to the difference between the value of the Class A Common Shares otherwise issuable upon the exercise of a Right and the exercise price then in effect. The Board of Directors may extend the 30-day period described above for up to an additional 60 days to permit the taking of action that may be necessary to authorize sufficient additional Class A Common Shares to permit the issuance of Class A Common Shares upon the exercise in full of the Rights.

            At any time after any person becomes an Acquiring Person and prior to the acquisition by any person or group of Common Shares representing a majority of the Common Shares then outstanding, the Board of Directors may exchange the Rights (other than Rights owned by such person or group which have become null and void), in whole or in part, at an exchange ratio of one Class A Common Share per Right (subject to adjustment).

            With certain exceptions, no adjustment in the Exercise Price will be required until cumulative adjustments require an adjustment of at least 1% in such Exercise Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

            At any time prior to the time any person becomes an Acquiring Person, the Board of Directors of the Company, by the approval of two-thirds of the members of the Board of Directors, including the affirmative vote of two-thirds of the "Continuing Directors" (as defined below) then in office (the "Required Board Vote"), may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price. "Continuing Directors" means those directors who were members of the Board of Directors of the Company at the time the Company entered into the Rights Agreement and any director who subsequently becomes a member of the Board of Directors, if such director's nomination for election or appointment to the Board of Directors is recommended or approved by the majority vote of the Continuing Directors then in office.

            The terms of the Rights may be amended by the Board of Directors of the Company, by the Required Board Vote, without the consent of the holders of the Rights, except that until the end of the Term (as defined in the Capacity Purchase Agreement), unless at such time CAL beneficially owns Common Shares representing at least 5% of the Voting Power of the Common Shares then outstanding, in which case until such time as CAL ceases to beneficially own Common Shares representing at least 5% of the Voting Power of the Common Shares then outstanding, any action to amend, eliminate or otherwise change clause (v) of the definition of "exempt person" or to change the definition of Required Board Vote shall require the affirmative vote of all of the members of the Board of Directors. In addition, until the end of the Term (as defined in the Capacity Purchase Agreement), unless at such time CAL beneficially owns Common Shares representing at least 5% of the Voting Power of the Common Shares then outstanding, in which case until such time as CAL ceases to beneficially own Common Shares representing at least 5% of the Voting Power of the Common Shares then outstanding, no supplement or amendment may be made to the Agreement which amends, eliminates or otherwise changes clause (v) of the definition of "exempt person" or has the same effect thereto, without the prior written consent of Continental, which may be withheld in Continental's sole discretion. From and after such time as any person becomes an Acquiring Person no amendment may adversely affect the interests of the holders of the Rights (other than the Acquiring Person and its Affiliates and Associates).

            Under the terms of the Agreement, until the end of the Term (as defined in the Capacity Purchase Agreement), unless at such time CAL beneficially owns Common Shares representing at least 5% of the Voting Power of the Common Shares then outstanding, in which case until such time as CAL ceases to beneficially own Common Shares representing at least 5% of the Voting Power of the Common Shares then outstanding, the Company is restricted, without the prior written consent of Continental, which may be withheld in Continental's sole discretion, from taking any action, whether upon the expiration or termination of the Agreement or otherwise, to approve, adopt or implement a rights agreement or any other agreement having a similar effect, whether upon the expiration or termination of this Agreement or otherwise, unless such rights agreement or other agreement (i) includes CAL as an Exempt Person (or any term with a definition under such agreement similar thereto), (ii) exempts CAL from the definition of Acquiring Person (or any term under such agreement with a definition similar thereto), (iii) exempts CAL from the restrictions thereof and (iv) contains a provision providing that no supplement, amendment, change or alteration to such rights agreement or other agreement shall be made that deletes, amends, eliminates or otherwise changes the provisions thereof that implement clauses (i), (ii) and (iii) above and this clause (iv) or otherwise has the effect of amending, eliminating or otherwise changing the provisions thereof which implement clauses (i), (ii) and (iii) above and this clause (iv), without the prior written consent of Continental, which may be withheld in Continental's sole discretion.

            Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

            A copy of the Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated __________ _____, 2001. A copy of the Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is hereby incorporated herein by reference.